UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 31, 2019

Allegheny Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(412) 394-2800

N/A
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Directors.

On May 30, 2019, David P. Hess and Marianne Kah were appointed to the Board of Directors (the “Board”) of Allegheny Technologies Incorporated (the “Company”).  Mr. Hess was appointed to serve as a Class I Director, and Ms. Kah was appointed to serve as a Class II director.  Mr. Hess and will serve on the Board’s Finance Committee and Nominating and Governance Committee, and Ms. Kah will serve on its Audit and Technology Committees.

Mr. Hess, 64, brings 40 years of experience in the aerospace industry, including 38 at United Technologies Corporation (“UTC”) where he most recently served as Executive Vice President and Chief Customer Officer for Aerospace from January 2015 until his retirement in January 2017. From 2009 to 2014 he was President of Pratt & Whitney, a subsidiary of UTC, responsible for the company’s global operations in the design, manufacture and service of engines for commercial and military aircraft. Most recently, Hess served as a board member for Arconic Corporation (“Arconic”) from March 2017 to May 2019, and as Arconic’s Interim Chief Executive Officer from April 2017 to January 2018.

Mr. Hess was a 10-year member on the Aerospace Industries Association (AIA) Board of Governors Executive Committee, serving as Chairman in 2012. He is a Director for GKN Aerospace Transparency Systems, Inc., Chair of the Board of Directors for Hartford HealthCare, and a Trustee for Hamilton College. He is also a Fellow of the Royal Aeronautical Society. Hess holds a bachelor's degree in physics from Hamilton College and bachelor's and master's degrees in electrical engineering from Rensselaer Polytechnic Institute. He was awarded an MIT Sloan Fellowship in 1989 and earned a master's degree in management in 1990.

Ms. Kah, 65, is a global energy and raw materials markets expert with experience in board-level strategic planning and risk analysis. She served as Chief Economist for ConocoPhillips for more than 20 years until her retirement in 2017, developing market outlooks, risk assessments and scenario plans that drove corporate strategy. She currently serves as an adjunct senior research scholar and Advisory Board member of Columbia University’s Center on Global Energy Policy, with a current focus on the impact of disruptive technologies such as electrification, automation and shared mobility, on energy demand and transportation.

Ms. Kah is President of the U.S. Association for Energy Economics and a Director of Petroleum Geo-Services. Kah holds an MPA from Syracuse University’s Maxwell School of Citizenship and Public Affairs and a bachelor’s degree from Cornell University.

The Board has determined that each of Mr. Hess and Ms. Kah is an independent director under applicable New York Stock Exchange listing requirements and the Company’s categorical Board independence standards, which are included in the Company’s Corporate Governance Guidelines.

As non-employee directors of the Board, Mr. Hess and Ms. Kah each will receive the standard compensation paid to non-employee directors for service on the Board.

The Company issued a press release on May 30, 2019 to announce the election of both Mr. Hess and Ms. Kah to the Board. The press release is set forth in its entirety and attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

          99.1      Press release dated May 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

		By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel, Chief
Compliance Officer and Secretary

Dated:	May 31, 2019